SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                            SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section
     240.14a-12

                      FRANKLIN ELECTRIC CO., INC.
           (Name of Registrant as Specified In Its Charter)

        .........................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act
     Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ..............................................................

     (2)  Aggregate number of securities to which transaction
          applies:
          ..............................................................

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          ..............................................................

     (4)  Proposed maximum aggregate value of transaction:
          ..............................................................

     (5)  Total fee paid:
          ..............................................................

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
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    ....................................................................

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                         FRANKLIN ELECTRIC

                      400 East Spring Street
                      Bluffton, Indiana 46714

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held
               April 13, 1995 at 10:00 A.M., E.S.T.



To the Holders of Shares of Common Stock of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING") OF
FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA
CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY,
400 EAST SPRING STREET, BLUFFTON, INDIANA ON APRIL 13, 1995 AT
10:00 A.M., E.S.T., FOR THE FOLLOWING PURPOSES:

1.   To elect two directors for terms expiring at the 1998 Annual
     Meeting of Shareholders;

2. To ratify the appointment of Deloitte & Touche as independent auditors for the 1995 fiscal year; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on February 24, 1995 will be entitled to vote at the Annual Meeting.

     You are urged to sign and return the enclosed proxy in the envelope provided, whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person, or if any time before the proxy is voted you desire to revoke the proxy, you may do so by delivering to the Secretary of the Company written notice of such revocation or by executing and delivering a subsequently dated proxy.

By order of the Board of Directors.

                                            DEAN W. PFISTER
                                       Dean W. Pfister, Secretary

Bluffton, Indiana
March 10, 1995



                    FRANKLIN ELECTRIC CO., INC.
                      400 EAST SPRING STREET
                      BLUFFTON, INDIANA 46714

                  ------------------------------
                          PROXY STATEMENT
                  ------------------------------

                  ANNUAL MEETING OF SHAREHOLDERS

                          APRIL 13, 1995

                        GENERAL INFORMATION

     This Proxy Statement (the "Proxy Statement") and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street, Bluffton, Indiana, for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 13, 1995 and at any meeting resulting from an adjournment or postponement thereof. This Proxy Statement will be first mailed to shareholders on or about March 10, 1995. The Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders together with this Proxy Statement. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     Shareholders are asked to sign and return the enclosed proxy, whether or not they plan to attend the Annual Meeting. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted in the manner specified in the proxy. If the shareholder does not specify the manner in which the proxy shall be voted, it will be voted FOR the election of the nominees for director as set forth in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche as independent auditors, and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting. A shareholder who has executed a proxy has the power to revoke it at any time before it is voted, by delivering written notice of such revocation to Mr. Dean W. Pfister, Secretary, 400 East Spring Street, Bluffton, Indiana 46714, by executing and delivering a subsequently dated proxy, or by attending the Annual Meeting and voting in person.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may request the return of the proxies personally, by telephone or by telegram. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

       SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 24, 1995 as the record date ("Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 6,221,522 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of a matter submitted to the shareholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be voted and will be disregarded for purposes of determining the approval of a matter. Brokers who hold shares in street name have the discretionary authority to vote on the two matters to be considered at the Annual Meeting.



                               SECURITY OWNERSHIP OF CERTAIN
                             BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than five percent (5%) of any class of equity securities of the Company as of February 1, 1995.  The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF           TITLE OF       AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER              CLASS          BENEFICIAL OWNERSHIP     OF CLASS

Diane D. Humphrey             Common           646,021                 10.38
2434 N. Fairway Lane
Bluffton, IN 46714

Patricia Schaefer             Common           652,021 <F1>            10.47
405 S. Tara Lane
Muncie, IN 47304

William H. Lawson             Common           518,483 <F1>             8.04
7126 Blue Creek
Fort Wayne, IN 46804

Fort Wayne National           Common           603,523 <F2>             9.70
  Bank
110 W. Berry Street
Fort Wayne, IN 46801

NBD Bancorp, Inc.             Common           501,784 <F3>             8.07
611 Woodward Avenue
Detroit, MI 48226

Ruane, Cunniff                Common           449,166 <F4>             7.22
  & Co., Inc.
1370 Avenue of the
  Americas
New York, NY 10019

Marvin C. Schwartz            Common           507,160 <F5>             8.15
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

Neuberger & Berman            Common           336,969 <F6>             5.42
605 Third Avenue
New York, NY 10158

<F1>  Includes shares issuable pursuant to stock options exercisable within 60 days as follows:  Ms. Schaefer, 6,000 shares; and Mr. Lawson, 224,169 shares.

<F2>  Fort Wayne National Bank holds these shares as Trustee under the Company's Employee
      Stock Ownership Plan ("ESOP") and Directed Investment Salary Plan ("401(k) Plan").
      The 173,362 shares held in the ESOP will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts.
      Unallocated shares and shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee
      Benefits Committee of the Company.  In the absence of any direction from the Employee
      Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations.  The 430,161 shares held by the 401(k) Plan will be voted in accordance with the direction of the Employee Benefits Committee and, in the absence of any such direction, in the discretion of the Trustee.  The Trustee does not have investment power over any of the shares held by the ESOP or the 401(k) Plan.

<F3>  According to a schedule 13G filed with the Securities and Exchange Commission ("SEC")
      on February 11, 1994, NBD Bancorp, Inc. has sole voting power with respect to all shares shown and sole dispositive power with respect to 2,909 of those shares, shared dispositive power with respect to 360 of those shares and no dispositive power with respect to 498,515 of those shares.

<F4>  According to a Schedule 13G filed with the SEC on February 8, 1995, Ruane Cunniff &
      Co., Inc. has sole dispositive power with respect to all of the shares shown and has sole voting power with respect to 151,200 of those shares.

<F5>  According to a Schedule 13D filed with the SEC on January 13, 1994, Marvin Schwartz has sole dispositive and sole voting power with respect to 422,570 shares and shared dispositive power and no voting power with respect to 84,590 shares.

<F6>  According to a Schedule 13D filed with the SEC on February 10, 1995, Neuberger &
      Berman has shared dispositive power with respect to all of the shares shown and has sole voting power with respect to 83,382 of those shares.




     The following table shows the number of equity securities beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation
Table" below, and all executive officers and directors as a group, as of February 1, 1995.
The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                  TITLE OF       AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER         CLASS          BENEFICIAL OWNERSHIP     OF CLASS

William W. Keefer        Common            19,424 <F1>             <F3>

William H. Lawson        Common           518,483 <F1>             8.04

John B. Lindsay          Common           172,711 <F1>             2.76

Robert H. Little         Common             8,042 <F1>             <F3>

Patricia Schaefer        Common           652,021 <F1>            10.47

Donald J. Schneider      Common            30,346 <F1><F2>         <F3>

Michael J. Sloan         Common                21                  <F3>

Gerard E. Veneman        Common             8,548 <F1>             <F3>

Juris Vikmanis           Common             7,000 <F1>             <F3>

Howard B. Witt           Common                 0

Directors and            Common         1,416,596 <F1>            21.76
executive
officers as a group
(10 persons)


<F1>  Includes shares issuable pursuant to stock options exercisable within 60 days as follows:  Mr. Keefer, 4,000 shares; Mr. Lawson, 224,169 shares; Mr. Lindsay, 37,000 shares; Mr. Little, 6,000 shares; Ms. Schaefer, 6,000 shares; Mr. Schneider, 5,000 shares; Mr. Veneman, 3,000 shares; Mr. Vikmanis, 2,000 shares; and Directors and executive officers as a group, 287,169 shares.

<F2>  Includes 97 shares held by Mr. Schneider's wife.  Mr. Schneider disclaims beneficial ownership of these 97 shares.

<F3>  Less than 1% of class




     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10% shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Directors, officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and representations that no other reports were required to be filed, the Company believes that during the past fiscal year its directors, officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements applicable to them during 1994, except that Mr. Howard B. Witt inadvertently filed a late Form 5 in March 1995 to report a stock option grant under the Non-Employee Director Stock Option Plan.

                       ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors divided into three classes of two or three directors each. Each year, the directors of one of the three classes are to be elected to serve terms of three years and until their successors have been elected and qualified. Two directors are to be elected at the Annual Meeting this year. The election of a director requires the affirmative vote of a majority of the shares voted.

     William H. Lawson and Donald J. Schneider have been nominated to serve as directors of the Company. Each nominee is currently a director of the Company and has indicated his willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, it is the intention of management to nominate such other person as a director as it may in its discretion determine, in which event the shares represented by the proxies will be voted for such other person.


                       INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:
NOMINEES FOR TERMS EXPIRING IN 1998

                                                                    DIRECTOR
NAME AND POSITION             AGE       PRINCIPAL OCCUPATION          SINCE

William H. Lawson,            58   Chairman of the Board, President   1985
  Chairman of the Board,           and Chief Executive Officer of
  President and                    Company.  Director of Skyline
  Chief Executive                  Corporation, Sentry Insurance
  Officer                          a Mutual Company and American
                                   Electronic Components Inc.

Donald J. Schneider,          59   President of Schneider National    1988
  Director of the Company          Inc., a transportation and
                                   distribution company.  Director
                                   of Green Bay Packers and St.
                                   Norbert College.

DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                                                    DIRECTOR
NAME AND POSITION             AGE       PRINCIPAL OCCUPATION          SINCE

William W. Keefer,            69   Retired; Chairman of Warner        1968
  Director of the Company          Electric Brake & Clutch Co.
                                   from 1985 to 1986, a
                                   manufacturer of motion control
                                   devices; formerly President
                                   and Chief Executive Officer
                                   of Warner.  Director of Regal
                                   Beloit Corporation.

Juris Vikmanis,               57   Retired; Vice President,           1988
  Director of the Company          Aerospace Operations, Amphenol
                                   Corporation from 1992 to 1993,
                                   an aerospace company; formerly
                                   Corporate Senior Vice President,
                                   Square D Company until the sale
                                   of the company in 1991; prior
                                   thereto, Executive Vice
                                   President, Industrial Sector,
                                   Square D Company from 1989 to
                                   1990.

Howard B. Witt,               54   Chairman of the Board              Appointed
  Director of the Company          since 1993, President                 to the
                                   and Chief Executive                    Board
                                   Officer, Littelfuse, Inc.;            by the
                                   a manufacturer of electronic,      Directors
                                   electrical and automotive            in 1994
                                   fuses.

DIRECTORS WHOSE TERMS EXPIRE IN 1997

                                                                    DIRECTOR
NAME AND POSITION             AGE       PRINCIPAL OCCUPATION          SINCE

Robert H. Little,             59   President, Waddle Manufacturing     1987
  Director of the Company          Inc., a producer of precision
                                   metal fabrications for the
                                   electronic and medical device
                                   industries.

Patricia Schaefer,            64   Director of the Muncie Public       1982
  Director of the Company          Library; Muncie, Indiana.

Gerard E. Veneman,            74   Retired; President, Nekoosa         1969
  Director of the Company          Papers Inc. and Executive
                                   Vice President, Great Northern
                                   Nekoosa Corp. from 1970 to 1985,
                                   producers of paper and paper
                                   products.  Director, Sentry
                                   Insurance a Mutual Company,
                                   and WCN Bank Corp.




          INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Directors who are not employees of the Company were paid an annual director's fee of $20,000 plus a fee of $750 for each regular Board or Board committee meeting attended. Each committee chairman was paid an additional annual fee of $1,500. Directors who are employees of the Company received no fees.

     Non-employee directors participate in the Non-Employee Director Stock Option Plan ("Director Plan"). The Director Plan made available 60,000 shares of Common Stock for issuance pursuant to the exercise of non-qualified stock options. Under the Director Plan, the exercise price of shares subject to any option granted is to be equal to the fair market value of the Company's shares on the date the option is granted. All options granted under the Director Plan expire no later than ten (10) years from the date of their grant.

     Each non-employee director who is elected or re-elected during the term of the Director Plan to serve on the Board of Directors will automatically be granted an option to purchase 3,000 shares. On April 15, 1994, Robert H. Little, Patricia Schaefer and Gerard E. Veneman each received an option to purchase 3,000 shares at an exercise price of $32.50 per share under the Director Plan. In addition, on August 15, 1994 Howard
B. Witt received an option to purchase 3,000 shares at an exercise price of $31.00 per share under the Director Plan.

     The Company has a Consulting Directors' Plan (the "Plan"), for non-employee directors who retire from Board service at age 65 or older. Under the Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee equal to the director's fee in effect at retirement, for the same number of years he served as director (or until his death, if sooner). Currently Mentor Kraus and Dr. N. A. Lamberti, who retired in 1985 and 1988 with 29 and 19 years of service, respectively, participate in this Plan. Messrs. Kraus and Lamberti each received an annual fee of $15,000 in 1994.

     The Board held five (5) regularly scheduled meetings during 1994 and no special meetings. Each director attended 75% or more of the aggregate meetings of the Board and Board committees of which he or she was a member.

     The committees of the Board are: the Executive Committee, the Audit Committee, and the Personnel and Compensation
Committee.

     EXECUTIVE COMMITTEE. Members of the Executive Committee are Gerard E. Veneman (Chairman), William W. Keefer and William H. Lawson. Between the meetings of the Board of Directors, the Executive Committee handles business which the Board might otherwise handle. The Executive Committee held no meetings in 1994.

     AUDIT COMMITTEE.  Members of the Audit Committee are Robert
H. Little (Chairman), William W. Keefer, Patricia Schaefer and Juris Vikmanis. It is the responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. Specific duties of the Audit Committee include: (i) the review of the scope of the annual audit by the Company's independent public accountants and the procedures to be employed and estimated compensation to be paid therefor, (ii) the review of the audit results and financial statements with the independent public accountants and the chief financial officer of the Company, (iii) the review of changes in accounting policies having a significant effect on the Company's reports, (iv) the preparation and presentation to the Board of a report summarizing recommendations with respect to retention or discharge of the independent public accountants, (v) the review of letters of recommendation from the independent public accountants and determining that management has adequately considered or implemented, or both, such recommendations, and
(vi) meeting periodically with the Company's financial staff to assure that the internal auditing staff is able to express its concerns, either directly to the Audit Committee or through the independent public accountants, and to review the scope of the internal accounting and auditing procedures. The Audit Committee held two (2) meetings in 1994.

     PERSONNEL AND COMPENSATION COMMITTEE. Members of the Personnel and Compensation Committee (the "Committee") are Gerard
E. Veneman (Chairman), William W. Keefer, William H. Lawson and Donald J. Schneider. The Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Committee also oversees the Company's management development and organization structure. The Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Corporation not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Such notice shall set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held two
(2) meetings in 1994.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William H. Lawson, the Chief Executive Officer of the Company, is a member of the Personnel and Compensation Committee. Mr. Lawson does not participate in the determination of his compensation or benefits. Mr. Lawson advises in the awarding of grants to officers of the Company under the Company's stock option plans, the 1988 Stock Incentive Award Plan and the 1988 Executive Stock Purchase Plan.

                  COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Personnel and Compensation Committee of the Board of Directors (the "Committee") of the Company to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets as well as incentive vehicles that more closely align the executive's reward to that of the shareholders. The chief executive officer is a member of the Committee. He does not participate in the Committee's determination of his compensation package.

     For the chief executive officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Committee believes the combined value of base salary plus bonus approximates market value of base salary and bonus provided to similarly situated executives as reflected in published market surveys. The Committee believes, however, that a significant portion of executive officer compensation should be dependent upon corporate performance. Accordingly, base salaries have been established somewhat below market levels, while a greater than average variable incentive bonus may be achieved.

     The Committee has set a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmark used is pre-tax return on assets. Considering this ratio and other qualitative measures, a bonus percentage of base salary is determined. The Committee awarded the chief executive officer an incentive cash bonus of 70% of base salary. While it did not do so in 1994, the Committee may cap, modify or eliminate this bonus at its sole discretion.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option and restricted stock plans as well as offering officers the opportunity to purchase shares under the shareholder-approved stock purchase plan. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. In 1994, the Committee made a stock option grant to both the chief executive officer and the executive vice president. In addition, the Committee made an award to the executive vice president under the restricted stock plan. In 1993, the Committee made a stock option grant as part of the compensation package for the new chief financial officer.

     The annual compensation of the other executive officers includes a base salary and incentive bonus, determined similarly to that described above for the Chief Executive Officer.

     The Committee is currently studying the possible future application of the limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Compliance with Section 162(m) was not required in 1994 as the compensation paid to any executive officer did not exceed the $1 million limitation.

G. E. Veneman
W. W. Keefer
W. H. Lawson
D. J. Schneider




                       STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends in 1993 and 1994 when the Company paid a dividend on its shares), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends) and
(3) the NASDAQ Non-Financial Stock Index (including reinvestment of dividends) for the period January 1, 1990 through December 31, 1994. In each case, the graph assumes the investment of $100 on January 1, 1990.

DOLLARS

500

                                             420<F1>
                                                        406<F1>
400



300
                                  282<F1>

                       212<F1>
200
                                             178<F2>    170<F2>
                       142<F2>    155<F2>    150<F3>    152<F3>
            109<F1>    126<F3>    136<F3>
100          97<F3>
             88<F2>


  0
  1989       1990       1991       1992       1993       1994
                               YEAR

<F1>  FRANKLIN ELECTRIC
<F2>  NASDAQ NON-FINANCIAL
<F3>  S & P 500



                                SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 1992 through
1994 for the Company's Chief Executive Officer and the Company's two other executive officers who received compensation in excess of $100,000 during 1994.

                                              LONG-TERM COMPENSATION
                                              ----------------------
                                                       AWARDS
                                                       ------
                                                          SECURITIES
                                                RESTRICTED  UNDER-   ALL OTHER
                           ANNUAL COMPENSATION   STOCK       LYING     COMPEN-
                           -------------------
NAME AND                      SALARY     BONUS  AWARD<F1>  OPTIONS   SATION<F2>
PRINCIPAL POSITION    YEAR      $         $         $          #          $
- - ------------------    ----   -------   -------   -------     -----     ------

William H. Lawson,    1994   300,000   210,000              80,000     14,465
  Chairman of the     1993   300,000   210,000                         13,209
  Board, President    1992   275,000   192,500                         11,586
  and Chief
  Executive Officer

John B. Lindsay,      1994   160,000   112,000   530,000    50,000      5,250
  Executive Vice      1993   151,180   105,826                          5,676
  President           1992   130,000    91,000                          5,437

Michael J. Sloan<F3>, 1994   125,000    87,500                          5,250
  Vice President,     1993    36,458    25,000              50,000        731
  Chief Financial
  Officer

<F1>  Mr. Lindsay received an award of 20,000 shares under the 1988 Stock Incentive Award
      Plan, with a market value of $530,000 on May 26, 1994 (the date of grant).  One-half of these shares will vest in 1998 if Mr. Lindsay remains an employee with the Company through that date.  The remaining shares will vest in 1999 if the net income for the
      1998 fiscal year exceeds 1993 net income by 50%.  During the restriction period, dividends on these shares are paid to Mr. Lindsay.  The value of these shares was
      $680,000 at December 31, 1994.

<F2>  All Other Compensation reflects Company matching contributions to defined contribution plans for each executive officer, except that the amounts shown for Mr.
      Lawson also include premiums incurred by the Company in connection with executive split-dollar insurance arrangements.  Accordingly, the matching contributions and split-dollar insurance premium payments for Mr. Lawson were as follows:  $5,250 and
      $9,215 in 1994; $5,676 and $7,533 in 1993; $5,508 and $6,078 in 1992.

<F3>  Mr. Sloan joined the Company in September, 1993.

                             OPTION GRANTS IN 1994 FISCAL YEAR
                            PERCENT
                              OF
                             TOTAL
                            OPTIONS                            POTENTIAL
                 NUMBER OF  GRANTED                         REALIZABLE VALUE
                SECURITIES    TO     EXERCISE              AT ASSUMED ANNUAL
                UNDERLYING EMPLOYEES    OR                RATES OF STOCK PRICE
                   OPTIONS    IN       BASE                 APPRECIATION FOR
                   GRANTED  FISCAL     PRICE  EXPIRATION       OPTION TERM
                                                         ---------------------
NAME                (#)<F1>  YEAR     ($/SH)     DATE       5% ($)     10% ($)
- - ----                ------   ----     ------   -------   ---------   ---------

William H. Lawson   80,000    33       26.50   5/25/04   1,333,257   3,378,734

John B. Lindsay     50,000    20       26.50   5/25/04     833,285   2,111,709

Michael J. Sloan       -       -         -        -           -          -

<F1>  Options were granted on May 26, 1994 and vest at a rate of 20%/year beginning in
      1994.

                           1994 FISCAL YEAR-END OPTION VALUES<F1>

                                      NUMBER OF
                                     SECURITIES             VALUE OF
                                     UNDERLYING            UNEXERCISED
                                    UNEXERCISED           IN-THE-MONEY
                                     OPTIONS AT             OPTIONS AT
                                     FY-END (#)             FY-END ($)
                                    EXERCISABLE/          EXERCISABLE/
NAME                               UNEXERCISABLE        UNEXERCISABLE<F2>
- - ----                               -------------        ----------------

William H. Lawson                 224,169/64,000       5,860,268/480,000

John B. Lindsay                    37,000/40,000         766,875/300,000

Michael J. Sloan                        0/50,000               0/237,500

<F1>     No options were exercised in 1994.

<F2>     Based on fair market value of the Common Stock of $34.00 on December 31, 1994.




                  COMPENSATION PURSUANT TO PLANS

                             PENSIONS

     The Company has three pension plans: the Franklin Electric Co., Inc. Basic Retirement Plan ("Basic Pension Plan"), the Franklin Electric Co., Inc. Contributory Retirement Plan ("Contributory Pension Plan"), and the Franklin Electric Co., Inc. Pension Restoration Plan ("Restoration Pension Plan"), (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined monthly pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

     Messrs. Lindsay and Sloan are not currently covered by the Restoration Pension Plan. Thus, their pension benefit accruals under the Basic Pension Plan and the contributory Pension Plan are limited by provisions of the Internal Revenue Code that restrict to $150,000 the amount of any employee's compensation that may be counted for pension benefit accrual purposes. (The $150,000 limit is to be indexed according to cost-of-living.) Additionally, the Contributory Pension Plan was amended to provide reduced benefit accruals for individuals hired after 1988. Because Mr. Sloan was hired after 1988, he is covered only by the lesser benefit accrual formula under the Contributory
Pension Plan.



        COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35
- - ---------------------------------------------------------------------------
$150,000   $ 52,500   $ 60,000   $ 67,500   $ 75,000   $ 76,300   $ 86,600
 200,000     70,000     80,000     90,000    100,000    100,000    108,500
 250,000     87,500    100,000    112,500    125,000    125,000    130,400
 300,000    105,000    120,000    135,000    150,000    150,000    152,300
 350,000    122,500    140,000    157,500    175,000    175,000    175,000
 400,000    140,000    160,000    180,000    200,000    200,000    200,000
 450,000    157,500    180,000    202,500    225,000    225,000    225,000
 500,000    175,000    200,000    225,000    250,000    250,000    250,000
 550,000    192,500    220,000    247,500    275,000    275,000    275,000

     Estimated years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows:  Mr. Lawson, 9 years; Mr. Lindsay, 17 years; Mr.
Sloan, 1 year.


                            AGREEMENTS

     The Company has an employment agreement with William H. Lawson, Chairman, President and Chief Executive Officer. The agreement may be terminated by either the Company or Mr. Lawson upon 90 days advance written notice. Under the agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Lawson his annual compensation, including bonus, for a period of one year after termination and all stock options and stock appreciation rights held by Mr. Lawson may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Lawson his annual compensation for up to three years from the date of termination or change in control, whichever is earlier, and to continue to provide him with certain benefits under the Company's benefit plans in which he was a participant at the time of his termination of employment.

     Mr. Lawson owes the Company $812,500 as of February 1, 1995 for amounts borrowed in connection with a stock purchase under the Company's 1988 Executive Stock Purchase Plan. The borrowing is evidenced by a non-recourse promissory note bearing no interest, and the related shares are pledged to secure repayment. The maximum amount outstanding at any time during the last fiscal year was $812,500.

                  RATIFICATION OF THE APPOINTMENT
           OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche as auditors for the 1995 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche has acted as auditors for the Company since 1988.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

                       SHAREHOLDER PROPOSALS

     November 13, 1995 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 1996 Annual
Meeting.

                          OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 10, 1995

Dean W. Pfister, Secretary